EXHIBIT 10.2

GEORGETOWN SAVINGS BANK

INCENTIVE COMPENSATION PLAN

2012 GOALS

Organizational Level: Executive

Employee:	Joseph W. Kennedy	Incentive Target:	11% ($14,502)
Title:	Senior Vice President/Chief Financial Officer	Current Salary:	$131,840

The dollar figures presented in this example are estimates. Incentive payments will be based on the employee’s base compensation, which includes actual straight-time pay, jury duty, holiday, vacation, personal and sick pay for the 2012 calendar year. Overtime, bonus payments, base-bonuses, incentives and all other non-base pay compensation are excluded from this calculation

Minimum Thresholds

In order to receive payment for achievement of the goals listed below, the following thresholds must be met:

1.	CAMELS ratings must remain at one of the two highest ratings at all times during the Plan Year. This will be measured by the OCC.
2.	Asset Quality must remain at a level of “Satisfactory” or better at all times during the Plan Year. This will be measured by both internal audit results and OCC rating.

Tier 1: Bank-wide Performance

GOAL: #1: Profitability – Achieve ROA

Annual Payout Percentage: 60% = $8,702

Goals	Payout
95% of budget	$2,901
At budget	$5,801
106% of budget	$8,702
Stretch Goal
Every .03% over 106% of budget	$2,901

GOAL #2: Profitability – Achieve Efficiency Ratio

Annual Payout Percentage: 20% = $2,900

Goals	Payout
102% of budget	$967
At budget	$1,933
97% of budget	$2,900
Stretch Goal
Every 2% under 97% of budget	$967

Tier 2: Team Performance

GOAL #2: Profitability – Achieve Net Interest Margin Percentage

Annual Payout Percentage: 20% = $2,900

Goals	Payout
98% of budget	$967
At budget	$1,933
102% of budget	$2,900
Stretch Goal
Every .08% over 102% of budget	$967

Tier 3: Individual Performance

Goals:	None

Minimum Level of Expectations

To be eligible for this Incentive Compensation Plan the employee must meet the following:

•	Performing at a satisfactory level or above,
•	Not on written warning, and
•	Actively employed at the time of the incentive payment.

Clawback Provision

The Bank shall have the right to recoup or “clawback” awards paid under this Plan if the Compensation Committee concludes that such awards were based on information that was later found to be materially incorrect, including awards that were determined, in whole or part, on financial statement information that is subsequently restated.

The Bank reserves the right to change this Plan. You will be notified in advance of any changes.